AMENDMENT

AMENDMENT made as of February 5, 2024, to that certain Amended and Restated Transfer Agency and Service Agreement made as of May 29, 2007 (the "TA Agreement"), between each of the investment companies listed in Schedule B hereto including any series thereof (the "Fund") and Prudential Mutual Fund Services LLC ("PMFS"). Capitalized terms not otherwise defined herein shall have the meaning assigned to them pursuant to the TA Agreement.

WHEREAS, the parties wish to amend the TA Agreement to revise certain of the fees paid by the Fund for services rendered by PMFS under the TA Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.Effective as of January 1, 2024, Schedule A, as attached to this Amendment, shall replace any prior fee schedule, fee list or similar document for purposes of establishing the fees payable to PMFS by the Fund under the TA Agreement. Schedule A, as attached to this Amendment, shall be made a part of the TA Agreement.

2.Each party represents to the other that this Amendment has been duly executed.

3.This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts, shall, together, constitute only one amendment.

4.This Amendment shall become effective for each Fund as of January 1, 2024, upon execution by the parties hereto. From and after the execution hereof, any reference to the TA Agreement shall be a reference to the TA Agreement as amended hereby. Except as amended hereby, the TA Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Fund and PMFS have caused this Amendment to be executed by their duly authorized representatives, as of the day and year first above written.

EACH FUND LISTED ON SCHEDULE B HERETO

By:	/s/ Scott Benjamin
Scott E. Benjamin
Title:	Executive Vice President

PRUDENTIAL MUTUAL FUND SERVICES LLC

By:	/s/ Hansjerg Schlenker
Hansjerg P. Schlenker
Title:	Senior Vice President

SCHEDULE A

Prudential Mutual Fund Services LLC

Fee Schedule

General: Fees are based on an annual per shareholder account charge for the Retail Funds or per portfolio charge for the Insurance Funds, as applicable, by BNY for account maintenance; plus reimbursement to PMFS for direct costs plus, as to the Retail Funds, only, a reasonable margin; plus reimbursement to PMFS and BNY for out-of-pocket expenses. In addition, there is an annual charge to the Retail Funds for inactive zero balance accounts.

Account Maintenance Charge: The annual account maintenance charge is billable to the Fund monthly at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes.

Annual Maintenance Per Account Fee or Per Portfolio Fee, as applicable

Retail Funds
Active direct	$5.00 per account, per annum for the first 1.2 million accounts, plus
Active direct	$4.85 per account, per annum for accounts in excess of 1.2 million
Active NSCC level III	$3.00 per account, per annum
Active Simple IRA	$6.00 per account, per annum
Active QP account	$16.00 per account, per annum
Inactive account+	$0.25 per account, per annum
Insurance Funds
Insurance Funds	$4,800.00 per active Portfolio, effective June 1, 2017

+An inactive account is defined as having a zero balance with no dividend payable. Inactive accounts are typically purged on a quarterly basis. However, data is kept online for at least 18 months for year-end tax reporting. The inactive account fee does not apply to the Insurance Funds.

Direct Costs: Direct costs of PMFS allocated to the Fund are based on the number of open accounts, are billable to the Fund plus a reasonable margin of 10%, and include but are not limited to the services set forth in Section 1.02 of the Agreement.

In addition:

•The Information Technology and Corporate Expenses allocated to PMFS shall be shared with 50% paid by the Advisor and 50% paid by the Funds.

•Each of the Prudential Core Funds and Institutional Money Market Fund pay a fee of $100k per annum to PMFS.

•To ensure the Stock Index Fund maintains a competitive fee structure, Transfer Agent fees have been capped at 13 basis points (bps) for Z shares, with Class I capped at 7 bps.

•With respect to Insurance Funds, PMFS will seek reimbursement for its direct costs in an amount not to exceed $295,000 annually. Direct costs of PMFS are allocated to the Insurance Funds based on the number of active Insurance Funds' Portfolios.

Out-of-Pocket Expenses: Out-of-pocket expenses of PMFS and BNY are billable to the Fund and include but are not limited to: postage, paper stock, printing, allocable communication costs, data storage and expenses incurred at the specific direction of the Fund.

Fund Specific Out-of-Pocket Fees

Liquidity Fees & Gates: $75,000 per annum billed monthly at 1/12th the rate

PGIM Private Real Estate Fund, Inc.: $10,000 per annum billed monthly at 1/12th the rate

PGIM Credit Income Fund: $10,000 per annum billed monthly at 1/12th the rate

Payment: Invoices will be presented to the Fund on a monthly basis assessing the Fund for the appropriate fee and out-of-pocket expenses.

SCHEDULE B

Retail – PGIM Investments Funds –

PGIM 60/40 Allocation Fund PGIM Absolute Return Bond Fund PGIM Balanced Fund

PGIM California Muni Income Fund PGIM Core Bond Fund

PGIM Core Conservative Bond Fund

PGIM Core Government Money Market Fund PGIM Core Short-Term Bond Fund

PGIM Core Ultra Short Bond Fund PGIM Corporate Bond Fund

PGIM Emerging Markets Debt Hard Currency Fund PGIM Emerging Markets Debt Local Currency Fund PGIM ESG High Yield Fund

PGIM ESG Short Duration Multi-Sector Bond Fund PGIM ESG Total Return Bond Fund

PGIM Floating Rate Income Fund PGIM Global Real Estate Fund

PGIM Global Total Return (USD Hedged) Fund PGIM Global Total Return Fund

PGIM Government Income Fund

PGIM Government Money Market Fund PGIM High Yield Fund

PGIM Income Builder Fund

PGIM Institutional Money Market Fund PGIM Jennison Blend Fund

PGIM Jennison Diversified Growth Fund

PGIM Jennison Emerging Markets Equity Opportunities Fund PGIM Jennison Financial Services Fund

PGIM Jennison Focused Growth Fund

PGIM Jennison Focused Value Fund

PGIM Jennison Global Equity Income Fund

PGIM Jennison Global Infrastructure Fund

PGIM Jennison Global Opportunities Fund PGIM Jennison Growth Fund

PGIM Jennison Health Sciences Fund

PGIM Jennison International Opportunities Fund

PGIM Jennison International Small-Mid Cap Opportunities Fund PGIM Jennison Mid-Cap Growth Fund

PGIM Jennison MLP Fund

PGIM Jennison Natural Resources Fund

PGIM Jennison NextGeneration Global Opportunities Fund PGIM Jennison Rising Dividend Fund

PGIM Jennison Small Company Fund

PGIM Jennison Small-Cap Core Equity Fund PGIM Jennison Technology Fund

PGIM Jennison Utility Fund

PGIM Jennison Value Fund PGIM Muni High Income Fund PGIM National Muni Fund

PGIM Quant Solutions Commodity Strategies Fund PGIM Quant Solutions Emerging Markets Equity Fund

PGIM Quant Solutions International Developed Markets Index Fund PGIM Quant Solutions International Equity Fund

PGIM Quant Solutions Large-Cap Core Fund

PGIM Quant Solutions Large-Cap Index Fund

PGIM Quant Solutions Large-Cap Value Fund

PGIM Quant Solutions Mid-Cap Index Fund

PGIM Quant Solutions Mid-Cap Value Fund

PGIM Quant Solutions Small-Cap Value Fund PGIM Real Assets Fund

PGIM Real Estate Income Fund

PGIM Securitized Credit Fund

PGIM Select Real Estate Fund

PGIM Short Duration High Yield Income Fund

PGIM Short Duration Multi-Sector Bond Fund PGIM Short Duration Muni Fund

PGIM Short-Term Corporate Bond Fund PGIM Strategic Bond Fund

PGIM Target Date 2015 Fund

PGIM Target Date 2020 Fund

PGIM Target Date 2025 Fund

PGIM Target Date 2030 Fund

PGIM Target Date 2035 Fund

PGIM Target Date 2040 Fund

PGIM Target Date 2045 Fund

PGIM Target Date 2050 Fund

PGIM Target Date 2055 Fund

PGIM Target Date 2060 Fund

PGIM Target Date 2065 Fund PGIM Target Date Income Fund PGIM TIPS Fund

PGIM Total Return Bond Fund PGIM US Real Estate Fund

PGIM Wadhwani Systematic Absolute Return Fund

Alternative Funds –

PGIM Private Real Estate Fund, Inc.

PGIM Credit Income Fund

Insurance Funds –

AST Academic Strategies Asset Allocation Portfolio

AST Advanced Strategies Portfolio

AST Balanced Asset Allocation Portfolio

AST Bond Portfolio 2023

AST Bond Portfolio 2024

AST Bond Portfolio 2025

AST Bond Portfolio 2026

AST Bond Portfolio 2027

AST Bond Portfolio 2028

AST Bond Portfolio 2029

AST Bond Portfolio 2030

AST Bond Portfolio 2031

AST Bond Portfolio 2032

AST Bond Portfolio 2033

AST Bond Portfolio 2034

AST Bond Portfolio 2035

AST Capital Growth Asset Allocation Portfolio

AST Clearbridge Dividend Growth Portfolio

AST Cohen & Steers Realty Portfolio

AST Core Fixed Income Portfolio

AST Emerging Markets Equity Portfolio

AST Global Bond Portfolio

AST Government Money Market Portfolio

AST High Yield Portfolio

AST International Equity Portfolio

AST Investment Grade Bond Portfolio

AST J.P. Morgan Fixed Income Central Portfolio

AST J.P. Morgan Tactical Preservation Portfolio

AST JPMorgan Global Thematic Portfolio

AST Large-Cap Core Portfolio

AST Large-Cap Growth Portfolio

AST Large-Cap Value Portfolio

AST MFS Global Equity Portfolio

AST Mid-Cap Growth Portfolio

AST Mid-Cap Value Portfolio

AST Multi-Sector Fixed Income Portfolio

AST PGIM Fixed Income Central Portfolio

AST Preservation Asset Allocation Portfolio

AST Prudential Growth Allocation Portfolio

AST Quantitative Modeling Portfolio

AST Small-Cap Growth Portfolio

AST Small-Cap Value Portfolio

AST T. Rowe Price Asset Allocation Portfolio

AST T. Rowe Price Fixed Income Central Portfolio

AST T. Rowe Price Growth Opportunities Portfolio

AST T. Rowe Price Natural Resources Portfolio

AST Target Maturity Central Portfolio

PSF Global Portfolio

PSF Mid-Cap Growth Portfolio

PSF Natural Resources Portfolio PSF PGIM 50/50 Balanced Portfolio PSF PGIM Flexible Managed Portfolio PSF PGIM Government Income Portfolio

PSF PGIM Government Money Market Portfolio PSF PGIM High Yield Bond Portfolio

PSF PGIM Jennison Blend Portfolio

PSF PGIM Jennison Growth Portfolio

PSF PGIM Jennison Value Portfolio PSF PGIM Total Return Bond Portfolio PSF Small-Cap Stock Index Portfolio PSF Stock Index Portfolio